UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 21, 2017

Bioptix, Inc.
(Exact name of Registrant as specified in its charter)

Colorado	001-33675	84-155337
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

834-F South Perry Street, Suite 443 Castle Rock, CO	80104
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(303) 545-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 21, 2017, Bioptix, Inc. (the “Company”) held a special meeting (the “Special Meeting”) of stockholders. At the Special Meeting, a total of 3,704,154 shares, or 69%, of the Company’s common stock issued and outstanding as of the record date for the Special Meeting were represented in person or by proxy. Set forth below is a brief description of each matter voted upon at the Special Meeting and the voting results with respect to each matter.

1) To approve a change in the state of incorporation of the Company to Nevada from Colorado.

Votes For	Votes Against	Abstain
2,258,276	147,330	37,344

The change in the state of incorporation of the Company was approved.

2) To approve an amendment to the Company's Articles of Incorporation to increase the number of shares of common stock authorized for issuance from 60,000,000 to 170,000,000.

Votes For	Votes Against	Abstain
2,895,457	659,485	149,212

The amendment to the Company's Articles of Incorporation was approved.

3) To approve an amendment to the Company's Articles of Incorporation to authorize 15,000,000 shares of "blank check" preferred stock.

Votes For	Votes Against	Abstain
2,133,049	275,911	33,990

The amendment to the Company's Articles of Incorporation was approved.

4) To approve the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 30% below the market price of our common stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d).

Votes For	Votes Against	Abstain
2,150,963	289,935	2,052

The issuance of securities was approved.

 5) To approve the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 20% below the market price of our common stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d).

Votes For	Votes Against	Abstain
2,153,635	287,265	2,050

The issuance of securities was approved.

6) To approve the Company's 2017 Equity Incentive Plan, including the reservation of 895,000 shares of common stock thereunder.

Votes For	Votes Against	Abstain
2,183,032	257,841	2,077

The Equity Incentive Plan was approved.

7) To approve the issuance of $4.75 million of convertible promissory notes, warrants to purchase up to 1,900,000 shares of common stock, shares of Series A Convertible Preferred Stock (when exchanged for the convertible promissory notes), and the shares of the common stock issuable upon conversion or exercise of the aforementioned securities, issued by the Company in a private placement that closed on March 16, 2017, as required by and in order to satisfy the requirements of The Nasdaq Capital Market, including without limitation, Marketplace Rule 5635(d).

Votes For	Votes Against	Abstain
2,151,801	289,809	1,340

The issuance was approved.

8)  To provide the Board of Directors, in its discretion, the ability to issue up to $8,500,000 of common stock upon exercise of warrants to purchase shares of our common stock that were issued in private placements on March 10, 2017 and March 16, 2017, at an amended exercise price of $3.00, including amendment of the exercise price and issuance of such shares of common stock in accordance with the requirements of the Nasdaq Capital Market, including without limitation, Marketplace Rule 5635(d).

Votes For	Votes Against	Abstain
2,146,367	289,894	6,689

The grant was approved.
Item 8.01. Other Events.
On August 23, 2017, the Company issued a press release announcing the results of Company’s Special Meeting. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Bioptix, Inc. (Registrant)
August 23, 2017	By:	/s/ Jeffrey G. McGonegal
		Name:	Jeffrey G. McGonegal
		Title:	Chief Financial Officer